Exhibit 12.1

                            AES Eastern Energy, L.P.
             Statement Regarding Ratio of Earnings to Fixed Charges
                      (In Thousands, Except Ratio Amounts)

                                                        Period From May 14,
                                                        1999 (Inception) to
                                                           Dec. 31, 1999
                                                      -------------------------

Income from Continuing Operations                                      $24,415

Add:  Fixed Charges                                                     38,906
Add:  Amortization of Capitalized Interest                                  95
Less:  Interest Capitalized                                             (5,187)
                                                      -------------------------

Earnings                                                                58,229
                                                      -------------------------

Fixed Charges:
Add:  Interest expense and capitalized amounts                          33,719
                (including construction related
                fixed charges)
Add: Interest capitalized                                                5,187
                                                      -------------------------

Total Fixed Charges                                                    $38,906
                                                      =========================

Ratio of Earnings to Fixed Charges                                        1.50
                                                      =========================